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                                                                       EXHIBIT j

                                CUSTODY AGREEMENT

         THIS AGREEMENT is made and entered into as of this ___ day of February, 2004, by and between BRANTLEY MEZZANINE CAPITAL CORP., a Maryland corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

         WHEREAS, the Company is a closed-end investment company, which has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is authorized to issue shares of common stock;

         WHEREAS, the Company desires to retain U.S. Bank National Association to act as Custodian for the Company's securities and cash;

         WHEREAS, the Company desires that it's Securities (defined below) and cash be held and administered by the Custodian pursuant to this Agreement; and

         WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Directors to give Oral Instructions and Written Instructions on behalf of the Company and named in Exhibit A hereto or in such resolutions of the Board of Directors, certified by an Officer, as may be received by the Custodian from time to time.

         1.2 "Board of Directors" shall mean the Directors from time to time serving under the Company's Articles of Incorporation, as from time to time amended.

         1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

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         1.4      "Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc., and any other day for which the Company computes the net asset value of Shares of the Company except Saturday, Sunday or a statutory holiday in Toronto, Ontario, Canada or New York, New York.

         1.5 "Company Custody Account" shall mean any of the accounts in the name of the Company, which is provided for in Section 3.2 below.

         1.6 "NASD" shall mean The National Association of Securities Dealers, Inc.

         1.7 "Officer" shall mean the Chairman, President, any Vice President, any Assistant Vice President, Corporate Secretary, any Assistant Secretary the Chief Financial Officer, or any assistant thereto of the Company.

         1.8 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by any two Authorized Persons, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian. The Company shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Company. If Oral Instructions vary from the Written Instructions that purport to confirm them, the Custodian shall notify the Company of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

         1.9 "Proper Instructions" shall mean Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

         1.10 "Securities Depository" shall mean The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

         1.11 "Securities" shall include, without limitation, common and preferred stocks, bonds, corporate loans, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

         1.12 "Shares" shall mean the shares of common stock issued by the Company.

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         1.13     "Sub-Custodian" shall mean and include (i) any branch of a
                  "U.S. Bank," as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any "Eligible Foreign Custodian," as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Company based on the standards specified in Section 3.3 below. Such contract shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company will be adequately protected against the risk of loss of assets held in accordance with such contract;
                  (ii) that the Company's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Company's assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or as being held by a third party for the benefit of the Company; (v) that the Company's independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company will receive periodic reports with respect to the safekeeping of the Company's assets, including, but not limited to, notification of any transfer to or from the Company's account or a third party account containing assets held for the benefit of the Company. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Company assets as the specified provisions, in their entirety.

         1.14 "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by any two Authorized Persons, or (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Directors, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

         2.1 Appointment. The Company hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Company at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The Custodian hereby represents and warrants to the Company that it is qualified to be a custodian to a business development company pursuant to the requirements of the 1940 Act.

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         2.2      Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the
                  Company:

                  (a) A copy of the Articles of Incorporation and Bylaws of the
                      Company;

                  (b) A copy of the resolution of the Board of Directors of the
                      Company appointing the Custodian;

                  (c) A copy of the then current prospectus of the Company; and

                  (d) A certification of the Chairman and Secretary of the
                      Company setting forth the names and signatures of the current Officers of the Company and other Authorized Persons.

         2.3 Notice of Appointment of Dividend and Transfer Agent. The Company has initially appointed Computershare Investor Services, LLC and agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent of the Company.

                                   ARTICLE III
                         CUSTODY OF CASH AND SECURITIES

         3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of the Company (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of the Company, if any) and shall be identified as subject to this Agreement.

         3.2 Company Custody Accounts. The Custodian shall open and maintain in its trust department a custody account in the name of the Company subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Company which are delivered to it.

         3.3      Appointment of Agents.

                  (a) In its discretion, the Custodian may appoint one or more Sub-Custodians to act as Securities Depositories or as sub-custodians to hold Securities and cash of the Company and to carry out such other provisions of this Agreement as it may determine, provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Company shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

                  (b) If, after the initial approval of Sub-Custodians by the Board of Directors in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Company, it will so notify the Company and provide it with information reasonably necessary to determine any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act, including a

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                           copy of the proposed agreement with such
                           Sub-Custodian. The Company shall at the meeting of the Board of Directors next following receipt of such notice and information give a written approval or disapproval of the proposed action.

                  (c) The Agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2).

                  (d) At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Directors of the placement of the Securities and cash of the Company with a particular Sub-Custodian and of any material changes in the Company's arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company from any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

                  (e)      With respect to its responsibilities under this
                           Section 3.3, the Custodian hereby represents and warrants to the Company that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Company. The Custodian further represents and warrants that the Company's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls, for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Company assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

                  (f) The Custodian shall establish a system to monitor the appropriateness of maintaining the Company's assets with a particular Sub-Custodian and the contract governing the Company's arrangements with such Sub-Custodian.

         3.4 Delivery of Assets to Custodian. The Company shall deliver, or cause to be delivered, to the Custodian all of the Company's Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Company with respect to such Securities, cash or other assets owned by the Company at any time during the period of this Agreement, and (b) all cash received by the Company for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

         3.5 Manner of Holding Securities. The Custodian shall at all times hold Securities of the Company either: (a) by physical possession of the share certificates or other

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                  instruments representing such Securities in registered or
                  bearer form, subject to the following provisions:

                  (a) The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of the Company or its nominee, or in the name of the Custodian or its nominee, for whose actions the Company and Custodian, respectively, shall be fully responsible. Upon the receipt of Proper Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of fiduciary capacity. The Custodian will hold such securities in the Company's name, unless, however, the Custodian receives Proper Instructions to register all such portfolio Securities in the name of the Custodian's authorized nominee. All such Securities shall be held in an account of the Custodian containing only assets of the Company or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall indicate at all times the Company or other customer for which such Securities are held in such accounts and the respective interests therein.

                  (b) The Custodian may deposit and/or maintain Securities of the Company in a Securities Depository or in a Book-Entry System, subject to the following provisions:

                           (i) The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

                           (ii)     Securities of the Company kept in a
                                    Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

                           (iii) The records of the Custodian with respect to Securities of the Company maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Company.

                           (iv) If Securities purchased by the Company are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry

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                                    on the records of the Custodian to reflect
                                    such payment and transfer for the account of the Company. If Securities sold by the Company are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Company.

                           (v) The Custodian shall provide the Company with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Company are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

                           (vi) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Company for any loss or damage to the Company resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any Sub-Custodian appointed pursuant to Section
                                    3.3 above or any of its or their employees, or (ii) from failure of Custodian or any such Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Company shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Company arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Company has not been made whole for any such loss or damage.

                           (vii) With respect to its responsibilities under this Section 3.5 and pursuant to Rule 17f-4 under the 1940 Act, the Custodian hereby represents and warrants to the Company that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets; (ii) provide, promptly upon request by the Company, such reports as are available concerning the Custodian's internal accounting controls and financial strength; and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

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         3.6      Disbursement of Moneys from Company Custody Account. Upon
                  receipt of Proper Instructions, the Custodian shall disburse moneys from the Company Custody Account but only in the following cases:

                  (a) For the purchase of Securities for the Company but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts, foreign currency contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in
                           Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in
                           Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such Sub-Custodian) of evidence of title thereto in favor of the Company or any nominee referred to in Section 3.9 below; (iv) in the case of foreign currency contracts, for the funding of any amounts payable by the Company on the close and/or settlement of any foreign currency contracts against delivery to the Custodian (or such Sub-Custodian) of evidence of title thereto in favor of the Company or any nominee referred to in Section 3.9 below; (v) in the case of repurchase or reverse repurchase agreements entered into between the Company and a bank which is a member of the Federal Reserve System or between the Company and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities; and (vi) in the case of Securities as to which payment for the Security and receipt of the instrument evidencing the Security are under generally accepted trade practice or the terms of the instrument representing the Security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and similar Securities, the Custodian may make payment for such Securities prior to delivery thereof in accordance with such generally accepted trade practice or the terms of the instrument representing such Security.

                  (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Company;

                  (c) For the payment of any dividends or capital gain distributions declared by the Company;

                  (d) In payment of the price of Shares repurchased in open market purchases or through tender offers as provided in Section 5.1 below;

                  (e) For the payment of any expense or liability incurred by the Company, including but not limited to the following payments for the account of the

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                           Company: interest; taxes; administration, investment
                           advisory, accounting, auditing, transfer agent, custodian, director and legal fees; loans; and other operating expenses of the Company (including without limitation all expenses set forth in the prospectus as payable by the Company); in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

                  (f) For transfer in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Company;

                  (g) For transfer in accordance with the provision of any agreement among the Company, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Company;

                  (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

                  (i) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Directors, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

         3.7 Delivery of Securities from Company Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Company Custody Account but only in the following cases:

                  (a) Upon the sale of Securities for the account of the Company but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

                  (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

                  (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Company; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                  (d) To the issuer thereof or its agent (i) for transfer into the name of the Company, the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above,

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                           or of any nominee or nominees of any of the
                           foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

                  (e) Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor;

                  (f) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

                  (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Company;

                  (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

                  (i) For delivery in connection with any loans of Securities of the Company, but only against receipt of such collateral as the Company shall have specified to the Custodian in Proper Instructions;

                  (j) For delivery as security in connection with any borrowings by the Company requiring a pledge of assets by the Company, but only against receipt by the Custodian of the amounts borrowed;

                  (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company;

                  (l) For delivery in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Company;

                  (m) For delivery in accordance with the provisions of any agreement among the Company, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Company; or

                  (n) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Directors, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

         3.8 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Company, the Custodian shall with respect to all Securities held for the Company:

                  (a) Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Company is entitled either by law or pursuant to custom in the securities business;

                  (b) Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

                  (c) Endorse for collection, in the name of the Company, checks, drafts and other negotiable instruments;

                  (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

                  (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Company at such time, in such manner and containing such information as is prescribed by the IRS;

                  (f) Hold for the Company, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Company; and

                  (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Company.

         3.9 Registration and Transfer of Securities. All Securities held for the Company that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Company may be registered in the name of the Company, the Custodian, or any Sub-Custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The Company shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Company.

         3.10     Records.

                  (a) The Custodian shall maintain, for the Company, complete and accurate records with respect to Securities, cash or other property held for the Company, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession,
                           (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and
                           (E) dividends receivable and interest receivable; and
                           (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Company as the Company shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

                  (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Company and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Company and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Company and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

                  (c) The Custodian agrees to provide the Company any records and certifications necessary for the Company to comply with disclosure controls and procedures adopted in accordance with the Sarbanes-Oxley Act. Without limiting the generality of the foregoing, the custodian shall cooperate with the Company, and its other service providers, and assist the Company, and its other service providers, as necessary by providing information to enable the officers of the Company to execute any required certifications.

         3.11 Company Reports by Custodian. The Custodian shall furnish the Company with a activity statement, on a daily or other basis as directed by the Company, and a summary of all transfers to or from the Company Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Company with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Company under this Agreement.

         3.12 Other Reports by Custodian. The Custodian shall provide the Company with such reports, as the Company may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Sub-Custodian appointed pursuant to
                  Section 3.3 above.

         3.13 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Company, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices relating to such Securities.

         3.14 Information on Corporate Actions. The Custodian shall promptly deliver to the Company all information received by the Custodian and pertaining to Securities being held by the Company with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Company desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Company shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Company will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

                                   ARTICLE IV

                 PURCHASE AND SALE OF INVESTMENTS OF THE COMPANY

         4.1 Purchase of Securities. Promptly upon each purchase of Securities for the Company, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Company pay out of the moneys held for the account of the Company the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Company, if in the Company Custody Account there is insufficient cash available to the Company for which such purchase was made.

         4.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Company is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Company for such Securities to the same extent as if the Securities had been received by the Custodian.

         4.3 Sale of Securities. Promptly upon each sale of Securities by the Company, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof,
                  (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Company as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

         4.4 Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor.

         4.5 Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the Company Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Company, and (iii) income from cash, Securities or other assets of the Company. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Company to use funds so credited to the Company Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Company Custody Account.

         4.6 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Company to facilitate the settlement of transactions in the Company Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                    ARTICLE V
                          REPURCHASE OF COMPANY SHARES

         5.1 Transfer of Funds. From such funds as may be available for the purpose in the Company Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to repurchase Shares of the Company in open market purchases or pursuant to a tender offer, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank or broker-dealer as the Company may designate with respect to such amount in such Proper Instructions.

         5.2 No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.1 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

                                   ARTICLE VI
                               SEGREGATED ACCOUNTS

         Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Company, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

                  (a) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company,

                  (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by the Company or in connection with financial futures contracts (or options thereon) or foreign exchange contracts purchased or sold by the Company,

                  (c) which constitute collateral for loans of Securities made by the Company,

                  (d) for purposes of compliance by the Company with applicable requirements under the 1940 Act for the maintenance of segregated accounts by investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

                  (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

         Each segregated account established under this Article VI shall be established and maintained for the Company only.

                                   ARTICLE VII
                            CONCERNING THE CUSTODIAN

         7.1 Standard of Care. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Company for any loss, damage, cost, expense (including reasonable attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any Sub-Custodian appointed pursuant to
                  Section 3.3 above. The Custodian shall not be under any obligation at any time under this Agreement to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Company's charter documents or by-laws, or its investment objectives and policies as then in effect.

         7.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Company or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

         7.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

         7.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Company if such Securities are in default or payment is not made after due demand or presentation.

         7.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

         7.6 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

         7.7 Co-operation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Company to keep the books of account of the Company and/or compute the value of the assets of the Company. The Custodian shall take all such reasonable actions as the Company may from time to time request to enable the Company to obtain, from year to year, favorable opinions from the Company's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Company's reports on

                  Forms 8-K, 10-Q, 10-K, any Company registration statement on Form N-2, and any other reports required by any applicable state and federal securities laws, and (b) the fulfillment by the Company of any other requirements under any applicable state and federal securities laws.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Indemnification by Company. The Company shall indemnify and hold harmless the Custodian and any Sub-Custodian appointed pursuant to Section 3.3 above, and any nominee of the Custodian or of such Sub-Custodian, from and against any loss, damage, cost, expense (including reasonable attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising (a) from the fact that Securities are registered in the name of any such nominee, or
                  (b) from any action or inaction by the Custodian or such Sub-Custodian (i) at the request or direction of or in reliance on the advice of the Company, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a Sub-Custodian appointed pursuant to Section 3.3 above, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such Sub-Custodian's negligence, bad faith or willful misconduct.

         8.2 Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Company from and against any loss, damage, cost, expense (including reasonable attorneys' fees and disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising from the negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or any nominee of the Custodian or of such Sub-Custodian.

         8.3 Indemnity to be Provided. If the Company requests the Custodian to take any action with respect to Securities, which may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Company shall have provided indemnity therefor to the Custodian in an amount and form reasonably satisfactory to the Custodian.

                                   ARTICLE IX
                                  FORCE MAJEURE

         Neither the Custodian nor the Company shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God;

earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Company in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                    ARTICLE X
                          EFFECTIVE PERIOD; TERMINATION

         10.1 Effective Period. This Agreement shall become effective as of the date first written above and, unless terminated sooner as provided herein, continue automatically in effect for successive annual periods. This Agreement may be terminated by either party as hereinafter provided.

         10.2 Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Directors, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Company and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Company at the successor custodian. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Company may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         10.3 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Company on or before the date of termination specified pursuant to Section 10.1 and/or
                  10.2 above, then the Custodian shall have the right to deliver to a bank of its own selection, which (a) is a "bank" as defined in the 1940 Act, (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, and (c) otherwise is qualified to be a custodian to a business development company pursuant to the requirements of the 1940 Act, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Company at such bank or trust company all Securities of the Company held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

                                   ARTICLE XI
                            COMPENSATION OF CUSTODIAN

         The Custodian shall be entitled to compensation as agreed upon from time to time by the Company and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Company are set forth in Exhibit C attached hereto.

                                   ARTICLE XII
                             LIMITATION OF LIABILITY

         It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any member of the Board of Directors, shareholders, nominees, officers, agents or employees of the Company personally, but shall only bind the Company as provided in the Company's Articles of Incorporation, as from time to time amended. The execution and delivery of this Agreement have been authorized by the Board of Directors, and this Agreement has been signed and delivered by an authorized officer of the Company, acting as such, and neither such authorization by the Board of Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall only bind the Company as provided in the above-mentioned Articles of Incorporation.

                                  ARTICLE XIII
                                     NOTICES

         Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

         Notice to the Company shall be sent to:

         Brantley Mezzanine Capital Corp.
         3201 Enterprize Parkway, Suite 350
         Beachwood, OH 44122

                  and notice to the Custodian shall be sent to:

         U.S. Bank National Association
         425 Walnut Street, M.L. CN-OH-W6TC
         Cincinnati, Ohio USA 45202
         Attention: Mutual Fund Custody Services
         Facsimile: (651) 767-9164
or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         14.2 References to Custodian. The Company shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus for the Company and such other printed matter as merely identifies Custodian as custodian for the Company. The Company shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

         14.3 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

         14.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

         14.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

         14.6 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

         14.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

         14.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

         14.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

BRANTLEY MEZZANINE CAPITAL CORP.                   U.S. BANK, N.A.

By: _____________________________________          By:__________________________
       Robert P. Pinkas                                   Joe D. Redwine
Title: President and Chief Executive Officer       Title: Senior Vice President

                                    EXHIBIT A

                               AUTHORIZED PERSONS

         Set forth below are the names and specimen signatures of the persons authorized by the Company to administer the Company Custody Accounts.

                                             SPECIMEN SIGNATURES

BRANTLEY MEZZANINE CAPITAL CORP.

President and Chief Executive Officer
                                             ___________________________________
                                               Robert P. Pinkas

Chief Financial Officer and Treasurer
                                             ___________________________________
                                               Tab A. Keplinger

BRANTLEY CAPITAL MANAGEMENT, L.L.C.

Chief Executive Officer and Treasurer
                                             ___________________________________
                                               Robert P. Pinkas

Principal
                                             ___________________________________
                                               Shawn M. Wynne

Principal
                                             ___________________________________
                                               Jeffrey D. Kadlic

Principal, Vice President
  and Chief Financial Officer                ___________________________________
                                               Tab A. Keplinger

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                    EXHIBIT B

                    U.S. BANK INSTITUTIONAL CUSTODY SERVICES
                           STANDARDS OF SERVICE GUIDE

         U.S. Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for U.S. Bank to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, U.S. Bank will make every effort to complete all processing on a timely basis.

         U.S. Bank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

         For corporate reorganizations, U.S. Bank utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and The Wall Street Journal.

         For bond calls and mandatory puts, U.S. Bank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices. U.S. Bank will not notify clients of optional put opportunities.

         Any securities delivered free to U.S. Bank or its agents must be received three (3) business days prior to any payment or settlement in order for the U.S. Bank standards of service to apply.

         Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

                  The information contained in this Standards of Service Guide is subject to change. Should any changes be made U.S. Bank will provide you with an updated copy of its Standards of Service Guide.

                     U.S. BANK SECURITY SETTLEMENT STANDARDS

           TRANSACTION TYPE                           INSTRUCTIONS DEADLINES*                         DELIVERY INSTRUCTIONS
--------------------------------------   ------------------------------------------------   ----------------------------------------
DTC                                      1:30 P.M. on Settlement Date                       DTC Participant #2803
                                                                                            Agent Bank ID 27895
                                                                                            Institutional #________________
                                                                                            For Account #____________

Federal Reserve Book Entry               12:30 P.M. on Settlement Date                      Federal Reserve Bank of Cleveland
                                                                                            for Firstar Bank, N.A.  ABA# 042000013
                                                                                            CINTI/1050
                                                                                            For Account #_____________

Federal Reserve Book Entry (Repurchase   1:00 P.M. on Settlement Date                       Federal Reserve Bank of Cleveland
Agreement Collateral Only)                                                                  for Firstar Bank, N.A. ABA# 042000013
                                                                                            CINTI/1040
                                                                                            For Account #_____________

PTC Securities                           12:00 P.M. on Settlement Date                      PTC For Account BYORK
(GNMA Book Entry)                                                                           Firstar Bank / 117612

Physical Securities                      9:30 A.M. EST on Settlement Date                   Bank of New York
                                         (for Deliveries, by 4:00 P.M. on Settlement Date   One Wall Street- 3rd Floor - Window A
                                         minus 1)                                           New York, NY 10286
                                                                                            For account of Firstar Bank / Cust
                                                                                                 #117612
                                                                                            Attn: Donald Hoover

CEDEL/EURO-CLEAR                         11:00 A..M. on  Settlement Date minus 2            Cedel a/c 55021
                                                                                            FFC: a/c 387000
                                                                                            Firstar Bank /Global Omnibus

                                                                                            Euroclear a/c 97816
                                                                                            FFC: a/c 387000
                                                                                            Firstar Bank/Global Omnibus

Cash Wire Transfer                       3:00 P.M.                                          Firstar Bank, N.A. Cinti/Trust ABA#
                                                                                                042000013
                                                                                            Credit Account #112950027
                                                                                            Account of Firstar Trust Services
                                                                                            Further Credit to ___________
                                                                                            Account # _______________

* All times listed are Eastern Standard Time.

                           U.S. BANK PAYMENT STANDARDS

            SECURITY TYPE                    INCOME            PRINCIPAL
------------------------------------    ----------------    ----------------
Equities                                Payable Date

Municipal Bonds*                        Payable Date        Payable Date

Corporate Bonds*                        Payable Date        Payable Date

Federal Reserve Bank Book Entry*        Payable Date        Payable Date

PTC GNMA's (P&I)                        Payable Date + 1    Payable Date + 1

CMOs *
     DTC                                Payable Date + 1    Payable Date + 1
     Bankers Trust                      Payable Date + 1    Payable Date + 1

SBA Loan Certificates                   When Received       When Received

Unit Investment Trust Certificates*     Payable Date        Payable Date

Certificates of Deposit*                Payable Date + 1    Payable Date + 1

Limited Partnerships                    When Received       When Received

Foreign Securities                      When Received       When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry    Payable Date        Payable Date
     DTC                                Payable Date + 1    Payable Date + 1
     Bankers Trust                      Payable Date + 1    Payable Date + 1

         NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

                  U.S. BANK CORPORATE REORGANIZATION STANDARDS

                                                                                  DEADLINE FOR CLIENT INSTRUCTIONS     TRANSACTION
         TYPE OF ACTION                       NOTIFICATION TO CLIENT                         TO U.S. BANK                POSTING
---------------------------------   ------------------------------------------   -----------------------------------   ------------
Rights, Warrants,                   Later of 10 business days prior to           5 business days prior to expiration   Upon receipt
and Optional Mergers                expiration or receipt of notice

Mandatory Puts with                 Later of 10 business days prior to           5 business days prior to expiration   Upon receipt
Option to Retain                    expiration or receipt of notice

Class Actions                       10 business days prior to expiration date    5 business days prior to expiration   Upon receipt

Voluntary Tenders,                  Later of 10 business days prior to           5 business days prior to expiration   Upon receipt
Exchanges,                          expiration or receipt of notice
and Conversions

Mandatory Puts, Defaults,           At posting of funds or securities received   None                                  Upon receipt
Liquidations, Bankruptcies, Stock
Splits, Mandatory Exchanges

Full and Partial Calls              Later of 10 business days prior to           None                                  Upon receipt
                                    expiration or receipt of notice

         NOTE: Fractional shares/par amounts resulting from any of the above will be sold.

                                    EXHIBIT C

           DOMESTIC CUSTODY FEE SCHEDULE:

           1.5 basis points on all assets plus transactions
           Minimum annual fee: $5,000 per portfolio

           Custody Services: Portfolio Transaction Fees:

           $ 5.00 per disbursement (waived if U.S. Bancorp is administrator)
           $ 7.00 per repurchase agreement transaction
           $ 9.00 per book entry security (depository or Federal Reserve system) $ 25.00 per portfolio transaction processed through our New York custodian definitive security (physical)
           $ 9.00 per GNMA Amortized security purchase
           $ 8.00 per GNMA principal/interest paydown, GNMA sales
           $ 15.00 per option/future contract written, exercised or expired
           $ 50.00 per Cedel/Euroclear transaction
           $ 15.00 per mutual fund trade
           $ 15.00 per Fed Wire or withdrawal
           $ 10.00 per margin variation
           $ 6.00 per short sale
           $ 6.00 per paydown transaction

- A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

-    No charge for the initial conversion free receipt.

-    Overdrafts - charged to the account at prime interest rate.

- Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Extraordinary services - quoted separately

Plus out-of-pocket expenses, including but not limited to:
           Postage, Stationery
           Programming /customization requested by the Company
           Retention of records
           Special reports
           Federal and state regulatory filing fees
           Out-of-pocket expenses from U.S. Bancorp participation in client meetings Auditing and legal out-of-pocket expenses